Exhibit 5.1

STERIS Limited 70 Sir John Rogerson’s Quay Dublin 2 Ireland D02 R296

Our Ref	Your Ref	11 January 2019
FBO/AT/666226.4

Dear Sirs

Registration Statement on Form S-4 of STERIS Limited

We are acting as Irish counsel to STERIS Limited, a private limited company incorporated under the laws of Ireland (company number 595593) (the “Company”), in connection with the filing of a Registration Statement dated November 6, 2018 on Form S-4, as amended on January 11, 2019 (the “Registration Statement”), to which this opinion is an exhibit, with the US Securities and Exchange Commission (the “Commission”), pursuant to which the Company will register, under the U.S. Securities Act of 1933 (the “Securities Act”), the offer of ordinary shares of par value $75 per share in the capital of the Company (“Ordinary Shares”), proposed to be issued to holders of ordinary shares of par value £0.10 per share of STERIS plc, a public limited company incorporated under the laws of England and Wales (company number 09257343) (“STERIS UK”), pursuant to a Court-approved scheme of arrangement under Part 26 of the UK Companies Act 2006 by and among STERIS UK and its shareholders (the “Scheme”). The Scheme is set out in the Registration Statement.

In connection with this Opinion, we have reviewed:

1.	the Registration Statement;

2.	copies of such corporate records of the Company as we have deemed necessary as a basis for the opinion expressed below; and

3.

searches carried out by independent law researchers on our behalf against the Company on January 4, 2019 in (i) the Index of Petitions and Winding-up Notices maintained at the Central Office of the High Court of Ireland, (ii) the Judgments’ Office of the Central Office of the High Court of Ireland and (iii) the Companies Registration Office.

Based on the foregoing, and subject to the further assumptions, qualifications and limitations set out in this Opinion, we are of the opinion that the Ordinary Shares, when issued pursuant to the terms of the Scheme, as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable (“non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, shall mean the registered holders of such Ordinary Shares are not subject to calls for additional payments on such shares).

For the purposes of this Opinion, we have assumed: (i) the Scheme, and any amendments thereto, will have become effective in accordance with their terms (and will remain effective at the time of issuance of the Ordinary Shares); (ii) the truth and accuracy of the contents of all documents and searches reviewed as to factual matters, but have made no independent investigation regarding such factual matters; (iii) all signatures, initials, seals and stamps contained in, or on, all documents submitted to us are genuine; (iv) all documents submitted to us as originals are authentic and complete and that all documents submitted to us as copies (including without limitation any document submitted to us as a pdf (or any other format) attachment to an email) are complete and conform to the originals of such documents, and the originals of such documents are authentic and complete; and (v) the Company will, prior to the effective time of the Scheme, be re-registered as a public limited company under the laws of Ireland and that the form of public company constitution exhibited as Annex C to the Registration Statement will have been adopted, in all material respects, as the constitution of the Company.

This Opinion is based upon, and limited to, the laws of Ireland as is in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. We have assumed without enquiry that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect our opinion as stated herein. We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland or the effect thereof. This Opinion is expressed as of the date hereof and we assume no obligation to update this Opinion.

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent. This Opinion is confined strictly to the matters expressly stated herein and is not be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the reference to Matheson under the caption “Legal Matters” in the proxy statement / prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

This Opinion and the opinions given in it are governed by, and construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson

MATHESON

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